ARRANGEMENT AGREEMENT

BETWEEN:

CONTACT GOLD CORP.
AND
1299311 B.C. LTD.

DATED AS OF APRIL 20, 2021

- i -

- ii -

ARRANGEMENT AGREEMENT

 THIS ARRANGEMENT AGREEMENT dated as of April 20, 2021 is made

BETWEEN:

CONTACT GOLD CORP., a company existing under the laws of the State of Nevada ("Contact Nevada")

AND

1299311 B.C. LTD., a company existing under the laws of British Columbia ("BC Amalco")

ARTICLE 1 - INTERPRETATION

1.1 Definitions

In this Agreement, unless the context otherwise requires:

(a) "Arrangement" means the arrangement under section 288 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 9 of this Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order (provided, however, that any such amendment or variation is acceptable to Contact and BC Amalco, each acting reasonably);

(b) "BC Amalco Arrangement Resolution" means the special resolution consented to in writing by Contact as the sole shareholder of BC Amalco approving the Arrangement, substantially in the form set out in Schedule B hereto;

(c) "BC Amalco" means 1299311 B.C. Ltd., a company existing under the BCBCA that is a wholly owned subsidiary of Contact Nevada;

(d) "BCBCA" means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

(e) "Business Day" means any day other than a Saturday, a Sunday or a statutory or civic holiday in Vancouver, British Columbia;

(f) "Code" means the United States Internal Revenue Code of 1986, as amended;

(g) "Contact" means Contact Gold Corp., a company continued under the BCBCA as a result of the Continuation;

(h) "Contact Nevada" means Contact Gold Corp., a company existing under the laws of the State of Nevada which will be continued to be a company existing under the BCBCA immediately prior to the Effective Time;

(i) "Contact Arrangement Resolution" means the special resolution of Contact Stockholders approving the Arrangement, substantially in the form as set out in Schedule C hereto;

(j) "Contact Continuation Resolution" means the resolution of the Contact Stockholders voting as a class, approving the Continuation, substantially in the form as set out in Schedule D hereto;

(k) "Contact Dissent Rights" means the rights of dissent exercisable by the Contact Stockholders in respect of the Continuation pursuant to the NRS or as provided in Section 4.1 of the Plan of Arrangement;

(l) "Contact DSU Plan" means the amended and restated deferred share unit plan of Contact Nevada, approved by Contact Stockholders on May 28, 2020, as amended or supplemented from time to time;

(m) "Contact DSUs" means the issued and outstanding deferred share units to receive shares of common stock of Contact Nevada or the fair market value thereof, under the Contact DSU Plan;

(n) "Contact Meeting" means the special meeting of the Contact Stockholders, including any adjournment thereof to be called and held for the purpose of obtaining the approval of the Continuation, the Arrangement Agreement, the Arrangement and other related matters, in accordance with the provisions of the Interim Order;

(o) "Contact Option Plan" means the amended and restated stock option plan of Contact Nevada approved by the Contact Stockholders on May 28, 2020, as amended or supplemented from time to time;

(p) "Contact Optionholder" means a holder of Contact Options;

(q) "Contact Options" means the issued and outstanding options exercisable to purchase Contact Stock under the Contact Option Plan;

(r) "Contact RSU Plan" means the amended and restated restricted share unit plan of Contact Nevada, approved by Contact Stockholders on May 28, 2020, as amended or supplemented from time to time;

(s) "Contact RSUs" means the issued and outstanding restricted share units to receive shares of common stock of Contact Nevada, under the Contact RSU Plan;

(t) "Contact Securities" means the Contact Stock, Contact Options, Contact Warrants, Contact DSUs and Contact RSUs;

(u) "Contact Securityholders" means the registered holders of Contact Stock, Contact Options and Contact Warrants;

(v) "Contact Stock" means the issued and outstanding shares of common stock of Contact Nevada;

(w) "Contact Stockholders" means the registered holders of Contact Stock;

(x) "Contact Warrantholder" means a holder of Contact Warrants;

(y) "Contact Warrants" means the issued and outstanding warrants exercisable to purchase Contact Stock;

(z) "Continuation" means the continuation of Contact Nevada under Section 302 of the BCBCA and Sections 92A.105 and 92A.195 of the NRS, from the State of Nevada to the Province of British Columbia under the Plan of Conversion;

(aa) "Court" means the Supreme Court of British Columbia;

(bb) "Effective Date" means the date agreed to by the Parties in writing as the effective date of the Arrangement, after all of the conditions precedent to the completion of the Arrangement as set out in the Arrangement Agreement and Final Order have been satisfied or waived;

(cc) "Effective Time" means 2:00 p.m. (Vancouver time) on the Effective Date or such other date as the Parties may agree in writing;

(dd) "Final Order" means the final order of the Court pursuant to Section 291 of the BCBCA, in a form acceptable to the Parties, each acting reasonably, after a hearing on the fairness of the terms and conditions of the Arrangement, approving the Arrangement as such order may be amended by the Court (with the consent of the Parties, which consent shall not be unreasonably withheld, conditioned or delayed) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Parties each acting reasonably) on appeal;

(ee) "Governmental Entity" means: (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign (including the British Columbia Registrar of Companies); (b) any subdivision, agent, commission, board or authority of any of the foregoing; (c) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

(ff) "Interim Order" means the interim order of the Court made pursuant to the BCBCA in a form reasonably acceptable to the Parties, providing for, among other things, the calling and holding of the Contact Meeting, as the same may be amended by the Court with the consent of the Parties, which consent shall not be unreasonably withheld, conditioned or delayed;

(gg) "Law" or "Laws" means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, and the terms and conditions of any permit or authorization of or from any Governmental Entity or self-regulatory authority (including the TSXV), and the term "applicable" with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its subsidiaries or its or their business, undertaking, property or securities;

(hh) "NRS" means the Nevada Revised Statutes and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

(ii) "Parties" means Contact Nevada (or following the Continuation, Contact) and BC Amalco and "Party" means any of them;

(jj) "Person" includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, company, firm, partnership, sole proprietorship, syndicate, joint venture, trust, unincorporated organization or association and pronouns have a similar extended meaning;

(kk) "Plan of Arrangement" means the plan of arrangement set out as Schedule A hereto, as the same may be amended upon agreement of the Parties;

(ll) "Plan of Conversion" means the plan of conversion pursuant to Section 92A.105 of NRS, as set out as Schedule E hereto, as the same may be amended upon agreement of the Parties, to effect the Continuation;

(mm) "Post Arrangement Contact DSUs" means deferred share units to receive Post Continuation Shares or the fair market value thereof, under the Contact DSU Plan;

(nn) "Post Arrangement Contact RSUs" means restricted share units to receive Post Continuation Shares, under the Contact RSU Plan;

(oo) "Post Arrangement Options" means the options to purchase Post Continuation Shares in accordance with the terms of the Contact Option Plan;

(pp) "Post Arrangement Warrants" means the warrants to purchase Post Continuation Shares in accordance with the terms of the Contact Warrants;

(qq) "Post Continuation Shares" means the common shares of Contact to be designated as "common shares" in the notice of articles of Contact in effect upon the completion of the Continuation;

(rr) "Reorganization Transactions" has the meaning ascribed thereto in Section 2.6;

(ss) "Section 3(a)(10) Exemption" has the meaning ascribed thereto in Section 2.4(g);

(tt) "Tax" means (a) all federal, state, and local, foreign income, gross receipts, sales, use, production, ad valorem, value-added, transfer, franchise, registration, profits, capital gains, business, license, lease, service, service use, withholding, payroll, social security, disability, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes of any kind whatsoever, including liabilities under escheat and unclaimed property Laws, (b) all other fees, assessments or charges in the nature of a tax, (c) any fine, penalty, interest or addition to tax with respect to any amounts of the type described in (a) and (b) above, and (d) any liability for the payment of any amounts of the type described in (a)-(c) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of a tax sharing, tax allocation or tax indemnification contract, as a transferee or successor or otherwise;

(uu) "Tax Return" means means any declaration, estimate, return, report, information return or statement, schedule or other document (including any related or supporting information) with respect to Taxes that is filed or required to be filed with any Governmental Entity or provided or required to be provided to a payee, including any amendment thereof;

(vv) "TSXV" means the TSX Venture Exchange;

(ww) "TSXV Approval" means the approval of the TSXV to the Arrangement, the listing of the Post Continuation Shares and other related matters;

(xx) "United States" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

(yy) "U.S. Person" has the meaning ascribed to it in Rule 902(k) of Regulation S of the U.S. Securities Act; and

(zz) "U.S. Securities Act" means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

1.2 Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3 Legislative References

Any reference in this Agreement to an act passed by a government means that act as amended or replaced from time to time and including any rules or regulations promulgated thereunder.

1.4 Number and Gender

In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.5 Date for Any Action

If the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6 Schedules

The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Schedule A - Plan of Arrangement

Schedule B - BC Amalco Arrangement Resolution

Schedule C - Contact Arrangement Resolution

Schedule D - Contact Continuation Resolution

Schedule E - Plan of Conversion

ARTICLE 2 - THE ARRANGEMENT

2.1 Approval of the Arrangement

The Parties each represent and covenant to the other that its board of directors has, or prior to the application for the Interim Order being made will have, approved this Agreement and the implementation of the transactions contemplated here.

2.2 Implementation Steps by BC Amalco

Subject to the terms of this Agreement, BC Amalco covenants in favour of Contact that BC Amalco shall:

(a) apply in a manner acceptable to Contact Nevada, acting reasonably, under Section 288 of the BCBCA for the Interim Order, and thereafter proceed with and diligently seek the Interim Order;

(b) subject to obtaining such approvals as are required by the Interim Order, as soon as reasonably practicable after the Contact Meeting and, in any event, not later than two Business Days thereafter, make application to the Court pursuant to Section 291 of the BCBCA for the Final Order;

(c) proceed with such application and diligently pursue obtaining the Final Order;

(d) if at any time after the issuance of the Final Order and on or before the Effective Date, BC Amalco is required by the terms of the Final Order or by applicable Law to return to the Court with respect to the Final Order, to do so after prior notice to, and in consultation and cooperation with, Contact Nevada; and

(e) following the issue of the Final Order and the satisfaction, fulfillment or waiver of the conditions in favour of BC Amalco set forth in this Agreement, at a time and on a date to be agreed by BC Amalco and Contact Nevada, file or deposit such other documents as required with the British Columbia Registrar of Companies in order for the Arrangement to become effective.

2.3 Implementation Steps by Contact Nevada

Contact Nevada covenants in favour of BC Amalco that Contact Nevada shall:

(a) cooperate with and consent to BC Amalco seeking the Interim Order and the Final Order.

(b) convene and conduct a meeting of the Contact Stockholders in accordance with the terms of the Interim Order and all applicable laws of the State of Nevada, applicable Canadian securities laws and the constating documents of Contact Nevada to seek to obtain approval of the Continuation and the Contact Arrangement Resolution;

(c) to provide for the grant of Contact Dissent Rights as contemplated in Section 92A.380 of the NRS;

(d) as soon as reasonably practicable after issue of the Interim Order, execute and deliver to BC Amalco the BC Amalco Arrangement Resolution in the form of a written consent resolution of Contact Nevada;

(e) subject to:

(i) BC Amalco obtaining the Final Order; and

(ii) the satisfaction or waiver (subject to applicable Laws) of each of the conditions set forth in Section 6.1 (excluding conditions that by their terms cannot be satisfied until the Effective Date, but subject to the satisfaction or, when permitted, waiver of those conditions as of the Effective Date), file articles of conversion along with such supporting documents required to be filed therewith with the Nevada Secretary of State pursuant to Section 92A.205 of NRS and a continuation application in the form prescribed by the BCBCA along with such supporting documents required to be filed therewith with the Registrar and, to effect the Continuation;

(f) following the issue of the Final Order and the satisfaction, fulfillment or waiver of the conditions in favour of Contact Nevada set forth in this Agreement, at a time and on a date to be agreed by BC Amalco and Contact, file or deposit such other documents as required with the British Columbia Registrar of Companies in order for the Arrangement to become effective.

2.4 Interim Order

The Interim Order shall provide for such matters as is customary, including, without limitation:

(a) the class of persons to whom notice is to be provided in respect of the Arrangement and the Contact Meeting and the manner in which such notice is to be provided;

(b) a record date, for the purposes of determining the Contact Securityholders  entitled to receive notice of the Contact Meeting and for the purposes of determining the Contact Stockholders entitled to vote at the Contact Meeting;

(c) that the Contact Meeting may be adjourned or postponed from time to time by Contact Nevada in accordance with the terms of this Agreement without the need for additional approval by the Court;

(d) that the requisite approvals of the Contact Arrangement Resolution will be at least 66⅔% of the votes cast on the Contact Arrangement Resolution by the Contact Stockholders present in person or by proxy at the Contact Meeting voting together as members of a single class;

(e) that the requisite approvals of the BC Amalco Arrangement Resolution will be the consent of Contact Nevada as the sole shareholder of BC Amalco;

(f) that in all other respects, the terms, conditions and restrictions of Contact Nevada's constating documents, including quorum requirements with respect to meetings of Contact Stockholders and other matters, shall apply with respect to the Contact Meeting;

(g) that it is Contact's intention to rely upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof (the "Section 3(a)(10) Exemption") with respect to the exchange of Contact Stock, Contact Options, Contact Warrants, Contact DSUs and Contact RSUs for, respectively, Post Continuation Shares, Post Arrangement Options, Post Arrangement Warrants, Post Arrangement Contact DSUs and Post Arrangement Contact RSUs to be issued pursuant to the Arrangement, based on the Court's approval of the Arrangement;

(h) for the grant of dissent rights to the Contact Stockholders as contemplated in the Plan of Arrangement;

(i) for the notice requirements with respect to the presentation of the application to the Court for the Final Order; and

(j) such other matters as Contact Nevada may reasonably require.

2.5 U.S. Securities Law Matters

The Parties agree that the Arrangement will be carried out with the intention that all securities issued in the Continuation and Arrangement to Contact Securityholders will be issued in reliance on the Section 3(a)(10) Exemption. In order to ensure the availability of the Section 3(a)(10) Exemption, the Parties agree that the Continuation and the Arrangement will be carried out on the following basis:

(a) the Arrangement will be subject to the approval of the Court;

(b) the Court will be advised prior to the hearing required to approve the Arrangement as to the intention of the Parties to rely on the exemption to the registration requirements of the Section 3(a)(10) Exemption;

(c) based on the Parties' understanding of the Law, before approving the Arrangement, the Court will be required to satisfy itself as to the fairness and reasonableness of the Arrangement to the Contact Securityholders, subject to the Arrangement;

(d) the Final Order approving the Arrangement that is obtained from the Court will state that the Arrangement is approved by the Court as being substantively and procedurally fair to the Contact Securityholders;

(e) Contact Nevada will ensure that each Person entitled to receive the Post Continuation Shares, Post Arrangement Options, Post Arrangement Warrants, Post Arrangement Contact DSUs and Post Arrangement Contact RSUs on completion of the Arrangement will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(f) each Person entitled to receive Post Continuation Shares, Post Arrangement Options, Post Arrangement Warrants Post Arrangement Contact DSUs and Post Arrangement Contact RSUs will be advised that such securities issued pursuant to the Arrangement have not been registered under the U.S. Securities Act and will be issued by Contact in reliance on the Section 3(a)(10) Exemption;

(g) the Interim Order approving the Contact Meeting, and the manner in which the Contact Stockholder approval will be obtained, will specify that each Contact Securityholder will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as they enter an appearance within a reasonable time; and

(h) the Final Order shall include a statement substantially to the following effect:

"This Order will serve as a basis of a claim to an exemption, pursuant to section 3(a)(10) of the U.S. Securities Act, from the registration requirements otherwise imposed by that act, regarding the distribution of securities of Contact pursuant to the Plan of Arrangement, as applicable."

2.6 United States Tax Matters

The Continuation is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. This Agreement is intended to be a "plan of reorganization" within the meaning of the U.S. Treasury Regulations promulgated under Section 368 of the Code.  Provided that the Continuation meets the requirements of a reorganization within the meaning of Section 368(a) of the Code, each Party agrees to treat the Continuation as a reorganization within the meaning of Section 368(a) of the Code for all United States federal income tax purposes, and agrees to treat this Agreement as a "plan of reorganization" within the meaning of the U.S. Treasury Regulations promulgated under Section 368 of the Code, and to not take any position on any Tax Return or otherwise take any Tax reporting position inconsistent with such treatment, unless otherwise required by applicable law.  Except as otherwise provided in this Agreement and in the Plan of Arrangement, each Party agrees to act in a manner that is consistent with the Parties' intention that the Continuation qualifies as a reorganization within the meaning of Section 368(a) of the Code for all United States federal income tax purposes.  Notwithstanding the foregoing, Contact and B.C. Amalco do not make any representation, warranty or covenant to any other Party to any Contact Stockholder or other holder of Contact Securities (including, without limitation, stock options, warrants, restricted share units, deferred share units, debt instruments or other similar rights or instruments) regarding the U.S. tax treatment of the Arrangement, including, but not limited to, whether the Continuation will qualify as a reorganization within the meaning of Section 368(a) of the Code or as a tax-deferred reorganization for purposes of any United States state or local income tax law.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF CONTACT NEVADA

3.1 Representations and Warranties

Contact Nevada hereby represents and warrants to and in favour of BC Amalco as follows, and acknowledges that BC Amalco is relying upon such representations and warranties in connection with entering into this Agreement:

(a) Authority Relative to this Agreement. Contact Nevada has the requisite corporate power and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Contact Nevada and the performance by Contact Nevada of its obligations under this Agreement have been duly authorized by the directors of Contact Nevada and except for the approval of the Contact Continuation Resolution and the Contact Arrangement Resolution no other corporate proceedings on its part are necessary to authorize this Agreement or the Arrangement. This Agreement has been duly executed and delivered by Contact Nevada and constitutes a legal, valid and binding obligation of Contact Nevada, enforceable against Contact Nevada in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

(b) Organization and Qualification. Contact Nevada is a company duly incorporated or an entity duly created and validly existing under the applicable Laws of the State of Nevada and has all necessary corporate or other power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted.

(c) Consents and Approvals. There are no consents, approvals or notices required from any third party to proceed with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement other than (i) the approval of the Contact Continuation Resolution by the Contact Stockholders, (ii) the approval of the Contact Arrangement Resolution by the Contact Stockholders, (iii) the completion of the Continuation, (iv) obtaining TSXV Approval, and (v) obtaining the Final Order.

3.2 Survival of Representations and Warranties

The representations and warranties of Contact Nevada contained in this Agreement shall not survive the completion of the transactions contemplated by this Agreement, including the Arrangement, and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF BC AMALCO

4.1 Representations and Warranties

BC Amalco hereby represents and warrants to and in favour of Contact Nevada as follows, and acknowledges that Contact Nevada is relying upon such representations and warranties in connection with entering into this Agreement:

(a) Authority Relative to this Agreement. BC Amalco has the requisite corporate power and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by BC Amalco and the performance of its obligations thereunder have been duly authorized by its shareholder in accordance with the terms of its articles and except for the approval of the BC Amalco Arrangement Resolution no other corporate proceedings on its part are necessary to authorize this Agreement or the Arrangement.  This Agreement has been duly executed and delivered by BC Amalco and constitutes a legal, valid and binding obligation of BC Amalco enforceable against it in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

(b) Organization and Qualification. BC Amalco is a company duly incorporated or an entity duly created and validly existing under the BCBCA and has all necessary corporate or other power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted.

(c) Consents and Approvals. There are no consents, approvals or notices required from any third party to proceed with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement other than the execution and delivery of the BC Amalco Arrangement Resolution by Contact Nevada, the sole shareholder of BC Amalco, and obtaining the Final Order.

4.2 Survival of Representations and Warranties

The representations and warranties of BC Amalco contained in this Agreement shall not survive the completion of the transactions contemplated by this Agreement, including the Arrangement, and shall expire and be terminated on the earlier of the Effective Date and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 5 - COVENANTS

5.1 Covenants of Contact Nevada

Contact Nevada shall perform all obligations required or desirable to be performed by Contact Nevada under this Agreement, co-operate with BC Amalco in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective the transactions contemplated in this Agreement.

5.2 Covenants of BC Amalco

BC Amalco shall perform all obligations required or desirable to be performed by BC Amalco under this Agreement, co-operate with Contact Nevada in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective the transactions contemplated in this Agreement.

5.3 Mutual Covenants

Each of the Parties covenants and agrees that, except as contemplated in this Agreement, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms:

(a) it shall:

(i) effect all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by it in connection with the Plan of Arrangement;

(ii) oppose, lift or rescind any injunction or restraining order against it or other order or action against it seeking to stop, or otherwise adversely affecting its ability to make and complete, the Plan of Arrangement; and

(iii) co-operate with the other Party in connection with the performance by it and its subsidiaries of their obligations hereunder;

(b) it shall not, subject to the terms and conditions of this Agreement, knowingly take or cause to be taken any action which would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby; and

(c) it shall not take any action or permit any action to be taken that is inconsistent with this Agreement or which would reasonably be expected to significantly impede the making or completion of the Plan of Arrangement except as permitted by this Agreement.

ARTICLE 6 - CONDITIONS

6.1 Mutual Conditions Precedent

The obligations of the Parties to complete the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Effective Time, of each of the following conditions precedent, each of which may only be waived with the mutual consent of the Parties:

(a) the Contact Continuation Resolution shall have been approved and adopted, and each of the Contact Arrangement Resolution and the BC Amalco Arrangement Resolution shall have been approved and adopted in accordance with the Interim Order;

(b) the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to either Contact Nevada or BC Amalco, acting reasonably, on appeal or otherwise;

(c) the TSXV Approval shall have been obtained;

(d) the Continuation shall be completed;

(e) there shall not exist any prohibition at Law, including a cease trade order, injunction or other prohibition or order at Law or under applicable legislation, against Contact Nevada or BC Amalco which shall prevent the consummation of the Arrangement; and

(f) this Agreement shall not have been terminated in accordance with its terms.

6.2 Satisfaction of Conditions

The conditions precedent set out in Section 6.1 shall be conclusively deemed to have been satisfied, waived or released at the Effective Time.

ARTICLE 7 - ADDITIONAL AGREEMENTS

7.1 Notice and Cure Provisions

Each Party will give prompt notice to the other Party if, at any time from the date hereof until the earlier of the termination of this Agreement and the Effective Time, any event or state of facts occurs or fails to occur, which occurrence or failure would, or would be likely to:

(a) cause any of the representations or warranties of any Party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Effective Time; or

(b) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any Party prior to the Effective Time.

ARTICLE 8 - TERM

8.1 Term

This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

8.2 Termination

(a) This Agreement may be terminated and the Arrangement may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement or the Contact Continuation Resolution, the Contact Arrangement Resolution or of the Arrangement by the Court and the making of the Final Order) by mutual written agreement of Contact Nevada and BC Amalco.

(b) If this Agreement is terminated pursuant to this Section 8.2, this Agreement shall become void and of no effect without liability of either Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to the other Party, except as may otherwise expressly contemplated hereby.

ARTICLE 9 - AMENDMENT AND WAIVER

9.1 Amendment

(a) This Agreement and the Plan of Arrangement may be amended at any time and from time to time before but not later than the Effective Time; provided that any such amendment: (i) is in writing and is agreed to in writing by the Parties; (ii) if required, is filed with the Court.

(b) Any such amendment may, subject to the Interim Order and the Final Order and applicable Law, without limitation:

(i) change the time for performance of any of the obligations or acts of the Parties;

(ii) waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(iii) waive compliance with or modify any of the covenants herein contained or waive or modify performance of any of the obligations of the Parties; and/or

(iv) waive compliance with or modify any mutual conditions precedent herein contained.

9.2 Waiver

Any Party may (i) extend the time for the performance of any of the obligations or acts of the other Party, (ii) waive compliance, except as provided herein, with any of the other Party's agreements or the fulfilment of any conditions to its own obligations contained herein, or (iii) waive inaccuracies in any of the other Party's representations or warranties contained herein or in any document delivered by the other Party; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived.

ARTICLE 10 - GENERAL PROVISIONS

10.1 Costs and Expenses

All costs and expenses of the Parties relating to the transactions contemplated herein, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, shall be paid by the Party incurring such expenses.

10.2 Notices

Any notice, consent, waiver, direction or other communication required or desired to be given under this Agreement by a Party (a "notice") shall be in writing and may be given by facsimile transmission, electronic mail or by courier addressed to the Party to which the notice is to be given at its address for service as provided below. Any notice shall, if couriered, be deemed to have been given and received on the date on which it was couriered to the address as provided below; provided that if such day is not a business day it will be deemed to have been given and received on the next day that is a business day, and if sent by facsimile transmission or electronic mail, be deemed to have been given and received on the day of receipt; provided that if such day is not a business day it will be deemed to have been given and received on the next day that is a business day, in each case provided that if the notice is actually received after 4:30 p.m. in the place of receipt on a business day, it shall be deemed to have been given and received on the next business day.

(a) if to Contact Nevada:

Contact Gold Corp.

Suite 1050 - 400 Burrard Street
Vancouver, British Columbia
V6C 3A6

Attention:  Matthew Lennox-King

(b) if to BC Amalco:

1299311 B.C. Ltd.
2200 - 885 West Georgia Street
Vancouver, British Columbia
V6C 3E8

Attention:  President

10.3 Governing Law

This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without giving effect to the principles of conflict of laws thereof. The Parties hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the Courts of the Province of British Columbia for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by registered mail to the addresses of the Parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against any Party to such Court. The Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the Courts of the Province of British Columbia and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

10.4 Time of Essence

Time shall be of the essence in this Agreement.

10.5 Entire Agreement, Binding Effect and Assignment

This Agreement (including the exhibits and schedules hereto constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any person other than the Parties any rights or remedies hereunder. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the Parties without the prior written consent of the other Party.

10.6 Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

10.7 Counterparts, Execution

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement (including, without limitation, PDF), and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Remainder of this page is intentionally blank.]

IN WITNESS WHEREOF Contact Nevada and BC Amalco have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CONTACT GOLD CORP.

By:  (signed) "John Wenger"

 Name:  John Wenger

 Title: Vice President Strategy and Chief Financial Officer

1299311 B.C. LTD.

By: (signed) "John Wenger"

 Name: John Wenger

 Title: Director

SCHEDULE "A"
TO THE ARRANGEMENT AGREEMENT

Plan of Arrangement

ARTICLE 11 PLAN OF ARRANGEMENT
UNDER SECTION 288 OF THE
BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Plan of Arrangement, unless the context otherwise requires, capitalized terms used but not defined shall have the meanings ascribed to them below:

"Affected Person's Shares" has the meaning ascribed thereto in Section 5.3 of this Plan of Arrangement;

"Affected Person" has the meaning ascribed thereto in Section 5.3 of this Plan of Arrangement;

"Amalgamation" means the amalgamation of Contact with BC Amalco pursuant to the provisions of this Plan of Arrangement, with Contact as the Resulting Issuer and surviving entity of such amalgamation;

"Arrangement" means the arrangement of Contact and BC Amalco pursuant to Section 288 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 9 of the Arrangement Agreement or this Plan of Arrangement or made at the direction of the Court in the Final Order (provided, however, that any such amendment or variation is acceptable to Contact and BC Amalco, each acting reasonably);

"Arrangement Agreement" means the arrangement agreement dated April 20, 2021 between Contact Nevada and BC Amalco, as the same may be amended, restated or supplemented prior to the Effective Date in accordance with its terms;

"Arrangement Resolution" means the special resolution of the Contact Stockholders approving the Plan of Arrangement, which is to be considered at the Meeting, substantially in the form of Schedule C to the Arrangement Agreement;

"BC Amalco" means 1299311 B.C. Ltd., a corporation existing under the laws of the BCBCA that is a wholly-owned subsidiary of Contact;

"BCBCA" means the Business Corporations Act (British Columbia), and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

"Broker" has the meaning ascribed thereto in Subsection 5.3(a);

"Business Day" means any day, other than a Saturday, a Sunday or a statutory or civic holiday in British Columbia;

"Certificate of Continuation" means a certificate of continuation in respect of Contact regarding the Continuation issued by the Registrar pursuant to section 303(2)(a) of the BCBCA;

"Code" means the United States Internal Revenue Code of 1986, as amended;

"Contact" means Contact Gold Corp., a corporation continued under the BCBCA as a result of the Continuation;

"Contact DSU Plan" means the amended and restated deferred share unit plan of Contact Nevada, approved by the Contact Stockholders on May 28, 2020;

"Contact DSUs" means the issued and outstanding deferred share units to receive Contact Stock or the fair market value thereof, under the Contact DSU Plan;

"Contact Nevada" means Contact Gold Corp., a corporation existing under the laws of the State of Nevada, prior to the Continuation;

"Contact Option Plan" means the amended and restated stock option plan of Contact Nevada approved by the Contact Stockholders on May 28, 2020;

"Contact Optionholder" means a holder of Contact Options;

"Contact Options" means the issued and outstanding options exercisable to purchase Contact Stock under the Contact Option Plan;

"Contact RSU Plan" means the amended and restated restricted share unit plan of Contact Nevada, approved by the Contact Stockholders on May 28, 2020;

"Contact RSUs" means the issued and outstanding restricted share units to receive Contact Stock under the Contact RSU Plan;

"Contact Securities" means collectively the Contact Stock, Contact Options, Contact Warrants,  Contact RSUs, Contact DSUs and the Contact Stock acquirable upon the exercise or vesting, as applicable, of the Contact Options, Contact Warrants,  Contact RSUs and Contact DSUs;

"Contact Securityholders" means the Contact Stockholders, Contact Warrantholders and Contact Optionholders;

"Contact Stock" means the shares of Contact Stock of Contact Nevada;

"Contact Stockholder" means a registered holder of Contact Stock;

"Contact Warrantholder" means a holder of Contact Warrants;

"Contact Warrants" means the issued and outstanding warrants exercisable to purchase Contact Stock;

"Continuation" means the continuation of Contact Nevada from the jurisdiction of the State of Nevada to the Province of British Columbia pursuant to Section 302 of the BCBCA and Sections 92A.105 and 92A.195 of the NRS;

"Court" means the Supreme Court of British Columbia;

"Depository" means any one or more trust companies, banks or other financial institutions agreed to in writing by Contact Nevada for the purpose of, among other things exchanging certificates formerly representing Contact Stock for certificates representing Post Continuation Shares;

"Dissent Rights" shall have the meaning ascribed to such term in Section 4.1;

"Dissenting Shareholder" means a Shareholder who validly dissented in its former capacity as a Contact Stockholder respect of the Arrangement in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for their Post Continuation Shares;

"Effective Date" means the date that the Parties agree in writing will be the date upon which the Arrangement becomes effective;

"Effective Time" means 2:00 p.m. Vancouver time on the Effective Date, or such other time as the Parties agree in writing;

"Encumbrance" means any mortgage, hypothec, pledge, assignment, charge, lien, claim, security interest, adverse interest, other third person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

"Final Order" means the final order of the Court pursuant to Section 291 of the BCBCA, in a form acceptable to the Parties, each acting reasonably, approving the Plan of Arrangement as such order may be amended by the Court (with the consent of the Parties, which consent shall not be unreasonably withheld, conditioned or delayed) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Parties each acting reasonably) on appeal;

"final proscription date" has the meaning ascribed thereto in Section 5.4 of this Plan of Arrangement;

"Interim Order" means the interim order of the Court made pursuant to the BCBCA, in a form reasonably acceptable to the Parties, providing for, among other things, the calling and holding of the Meeting, as the same may be amended by the Court with the consent of the Parties, which consent shall not be unreasonably withheld, conditioned or delayed;

"Letter of Transmittal" means the letter of transmittal to be forwarded by Contact Nevada to Contact Stockholder, Contact Optionholders and Contact Warrantholders together with the management information circular or such other equivalent form of letter of transmittal acceptable to the Parties acting reasonably;

"Liens" means any liens, mortgages, pledges, assignments, hypothecs, charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

"Meeting" means the special meeting of Contact Stockholders, including any adjournment thereof to be called and held for the purpose of obtaining the approval of the Continuation, the Arrangement Agreement and the Arrangement and other related matters, in accordance with the Interim Order as applicable;

"NRS" means the Nevada Revised Statutes and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

"Parties" means Contact Nevada (or following the Continuation, Contact) and BC Amalco and "Party" means any of them;

"Post Arrangement Contact DSUs" means deferred share units to receive Post Continuation Shares or the fair market value thereof, under the Contact DSU Plan;

"Post Arrangement Contact RSUs" means restricted share units to receive Post Continuation Shares under the Contact RSU Plan;

"Post Arrangement Options" means the options to purchase Post Continuation Shares in accordance with the terms of the Contact Option Plan;

"Post Arrangement Warrants" means the warrants to purchase Post Continuation Shares in accordance with the terms of the Contact Warrants;

"Post Continuation Shares" means the common shares of Contact to be designated as "common shares" in the notice of articles of Contact in effect upon the completion of the Continuation;

"Registrar" means the Registrar of Companies appointed under Section 400 of the BCBCA;

"Resulting Issuer" means Contact Gold Corp., the surviving company following the Amalgamation and the completion of the transactions contemplated by this Plan of Arrangement;

"Shareholder" means the holders of Post Continuation Shares, being the former Contact Stockholders;

"Tax Act" means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time; and

"Withholding Obligation" shall have the meaning ascribed thereto in Section 5.3 of this Plan of Arrangement.

In addition, words and phrases used herein and defined in the BCBCA and not otherwise defined herein shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.2 Interpretation Not Affected by Headings

For the purposes of this Plan of Arrangement, except as otherwise expressly provided:

(a) "this Plan of Arrangement" means this Plan of Arrangement, including the recitals and Appendices hereto, and not any particular Article, Section, Subsection or other subdivision, recital or Appendix hereof, and includes any agreement, document or instrument entered into, made or delivered pursuant to the terms hereof, as the same may, from time to time, be supplemented or amended and in effect;

(b) the words "hereof", "herein", "hereto" and "hereunder" and other words of similar import refer to this Plan of Arrangement as a whole and not to any particular Article, Section, Subsection, or other subdivision or recital hereof;

(c) all references in this Plan of Arrangement to a designated "Article", "Section", "Subsection" or other subdivision or recital hereof are references to the designated Article, Section, Subsections or other subdivision or recital to, this Plan of Arrangement;

(d) the division of this Plan of Arrangement into Articles, Sections, Subsections and other subdivisions, recitals or Appendices, the inclusion of a table of contents and the insertion of headings and captions are for convenience of reference only and are not intended to interpret, define or limit the scope, extent or intent of this Plan of Arrangement or any provision hereof;

(e) a reference to a statute in this Plan of Arrangement includes all regulations, rules, policies or instruments made thereunder, all amendments to the statute, regulations, rules, policies or instruments in force from time to time, and any statutes, regulations, rules, policies or instruments that supplement or supersede such statute, regulations, rules, policies or instruments;

(f) the word "or" is not exclusive;

(g) the word "including" is not limiting, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto; and

(h) all references to "approval", "authorization" or "consent" in this Plan of Arrangement means written approval, authorization or consent.

1.3 Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and the word person and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, unlimited liability corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof) and any other entity or group of persons of any kind or nature whatsoever.

1.4 Date for any Action

If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5 Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada and "$" refers to Canadian dollar.

1.6 Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time in British Columbia, Canada unless otherwise stipulated herein.

ARTICLE 2
ARRANGEMENT AGREEMENT

2.1 Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement.

ARTICLE 3
THE ARRANGEMENT

Plan of Arrangement

3.1 This Plan of Arrangement and the Arrangement shall, without any further act or formality required on the part of any person, except as expressly provided herein, become effective at, and be binding at and after, the Effective Time on:

(a) Contact;

(b) BC Amalco;

(c) the Resulting Issuer;

(d) all registered and beneficial holders of Post Continuation Shares;

(e) all holders of Contact Options;

(f) all holders of Contact Warrants;

(g) all holders of Contact DSUs;

(h) all holders of Contact RSUs;

(i) all other persons served with notice of the final application to approve the Plan of Arrangement.

3.2 This Plan of Arrangement and the Arrangement shall not be effected until the issuance by the Registrar of the Certificate of Continuation.

3.3 On the Effective Date, commencing at the Effective Time, the following events or transactions shall occur and be deemed to occur sequentially, in the following order, without any further act or formality required on the part of any person, except as expressly provided herein:

(a) each share of Contact Stock shall be and shall be deemed to be converted into a Post Continuation Share and the name of each former holder of Contact Stock shall be entered in the securities register of holders of Post Continuation Shares as contemplated by section 303(3) of the BCBCA;

(b) each Contact Option shall be and shall be deemed to be converted into a Post Arrangement Option;

(c) each Contact Warrant shall be and shall be deemed to be converted into a Post Arrangement Warrant;

(d) each Contact DSU shall be and shall be deemed to be converted into a Post Arrangement Contact DSU;

(e) each Contact RSU shall be and shall be deemed to be converted into a Post Arrangement Contact RSU;

(f) each Post Continuation Share held by a Dissenting Shareholder shall be, and shall be deemed to be, surrendered to Contact by the holder thereof, without any further act or formality by such Dissenting Shareholder, free and clear of all Encumbrances, and each such Post Continuation Share so surrendered shall be cancelled and thereupon each Dissenting Shareholder shall cease to have any rights as a holder of such Post Continuation Shares other than a claim against Contact in an amount determined and payable in accordance with Section 4.1 and the name of such Dissenting Shareholder shall be removed from the securities register of holders of Post Continuation Shares; and

(g) Contact and BC Amalco shall merge to form the Resulting Issuer, with the same effect as if they had amalgamated under Section 269 of the BCBCA, except that the legal existence of Contact shall not cease, and Contact shall survive the Amalgamation notwithstanding the issue by the Registrar of a certificate of amalgamation and the assignment of a new incorporation number to the Resulting Issuer and:

(i) without limiting the generality of this Section 3.3(g) the separate legal existence of BC Amalco shall cease without BC Amalco being liquidated or wound up, and Contact and BC Amalco shall continue as one company, being the Resulting Issuer;

(ii) the Notice of Articles and Articles of the Resulting Issuer shall be in the form of the Notice of Articles and Articles of Contact;

(iii) the property, rights and interests of each of Contact and BC Amalco shall continue to be the property, rights and interests of the Resulting Issuer;

(iv) the Resulting Issuer shall continue to be liable for the obligations of each of Contact and BC Amalco;

(v) an existing cause of action, claim, or liability to prosecution of either of Contact of BC Amalco shall be unaffected;

(vi) a legal proceeding being prosecuted or pending by or against either of Contact or BC Amalco may be prosecuted, or its prosecution may be continued, as the case may be, against the Resulting Issuer;

(vii) a conviction against, or a ruling, order or judgment in favour of or against, either of Contact or BC Amalco may be enforced by or against the Resulting Issuer;

(viii) no additional securities of the Resulting Issuer will be issued;

(ix) all outstanding securities of Contact shall remain outstanding as securities of the Resulting Issuer;

(x) all of the shares of BC Amalco shall be cancelled without the repayment of capital in respect of those shares; and

(xi) the directors of the Resulting Issuer shall be the directors of Contact,

provided that none of the foregoing events or transactions shall occur or be deemed to occur unless all of the foregoing occur or are deemed to occur.

ARTICLE 4
DISSENT RIGHTS

4.1 Dissent Rights

Pursuant to the Interim Order, registered Contact Stockholders may exercise rights of dissent ("Dissent Rights") under Division 2 of Part 8 of the BCBCA, as modified by this Section 4.1, the Interim Order and the Final Order, with respect to Post Continuation Shares in connection with this Plan of Arrangement, provided that the written notice of dissent to the Arrangement Resolution contemplated by Section 242 of the BCBCA must be received by Contact Nevada from registered Contact Stockholders who wish to dissent no later than 4:00 p.m. Vancouver time on the day that is two Business Days prior to the Meeting (or any date to which the Meeting may be postponed or adjourned), and provided further that holders who exercise such rights of dissent and who:

(a) are ultimately entitled to be paid fair value for their Post Continuation Shares (which fair value shall be the fair value of such shares immediately prior to the Effective Time) shall be paid an amount in cash equal to such fair value by Contact (including any successor or successors to Contact by virtue of the Amalgamation); and

(b) are ultimately not entitled, for any reason, to be paid fair value for their Post Continuation Shares shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a Contact Stockholder who has not exercised Dissent Rights, but in no case shall Contact, the Resulting Issuer or any other person be required to recognize Contact Stockholders who exercise Dissent Rights as a holder of Post Continuation Shares after the time that is immediately prior to the Effective Time, and the names of such registered Contact Stockholders who exercise Dissent Rights shall be deleted from the central securities register as holders of Post Continuation Shares at the Effective Time and their Post Continuation Shares shall be deemed to be surrendered to Contact and cancelled.

ARTICLE 5
DELIVERY OF SHARES

5.1 Delivery of Post Continuation Shares

Subject to Section 5.4:

(a) Upon surrender to the Depository for cancellation of a certificate, if applicable, evidencing the surrender of such shares, that immediately before the Effective Time were deemed to have represented one or more outstanding Contact Stock, together a with a duly completed Letter of Transmittal and such additional documents and instruments as the Depository may reasonably require, the holder of such surrendered Contact Stock shall be entitled to receive in exchange therefor, and the Depository shall deliver to such holder following the Effective Time, such number of Post Continuation Shares in certificated form, direct registration statement or book-entry form that such holder is entitled to receive pursuant to this Plan of Arrangement.

(b) Upon surrender to the Depository for cancellation of Contact Stock in uncertificated or book-entry form, an "agent's message" evidencing the surrender of such shares, that immediately before the Effective Time represented Contact Stock, together with such additional documents and instruments as the Depository may reasonably require, the holder of such surrendered uncertificated or book-entry form Contact Stock shall be entitled to receive in exchange therefor, and the Depository shall deliver to such holder following the Effective Time, such number of Post Continuation Shares in certificated form, direct registration statement or book-entry form that such holder is entitled to receive pursuant to this Plan of Arrangement.

(c) After the time of the conversion described in Section 3.3(a) and until surrendered for cancellation as contemplated by Section 5.1(a) or 5.1(b) hereof, each certificate purporting to represent such Contact Stock shall be deemed at all times to represent only the right to receive in exchange therefor the Post Continuation Shares that the holder is entitled to receive in accordance with this Plan of Arrangement.

5.2 Lost Certificates

If any certificate, that immediately prior to the Effective Time represented, or was deemed to represent, one or more outstanding Contact Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depository shall deliver in exchange for such lost, stolen or destroyed certificate, the Post Continuation Shares that such holder is entitled to receive in accordance with this Plan of Arrangement. When authorizing such delivery of Post Continuation Shares that such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder shall, as a condition precedent to such delivery give a bond satisfactory to the Resulting Issuer and the Depository (acting reasonably) in such amount as the Resulting Issuer and the Depository (acting reasonably) may direct, or otherwise indemnify the Resulting Issuer and the Depository in a manner satisfactory to the Resulting Issuer and the Depository, acting reasonably, against any claim that may be made against the Resulting Issuer or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the articles of the Resulting Issuer.

5.3 Withholding Rights

The Resulting Issuer and the Depository shall deduct and withhold from all distributions or payments otherwise payable to any former Post Continuation Shareholder (an "Affected Person") any amounts required to be deducted and withheld with respect to such payment under the Tax Act, the Code or any provision of any applicable federal, provincial, state, local or foreign law or treaty, in each case, as amended (a "Withholding Obligation"). To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Affected Person in respect of which such deduction and withholding was made, provided that such deducted or withheld amounts are actually remitted to the appropriate taxing authority. The Resulting Issuer and the Depository shall also have the right to:

(a) withhold and sell, on their own account or through a broker (the "Broker"), and on behalf of any Affected Person; or

(b) require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to the Resulting Issuer or the Depository as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction);

such number of Post Continuation Shares issued or issuable to such Affected Person pursuant to this Plan of Arrangement (the "Affected Person's Shares") as is necessary to produce sale proceeds (after deducting commissions payable to the broker and other costs and expenses) sufficient to fund any Withholding Obligations. Any such sale of Affected Person's Shares shall be effected on a public market in accordance with applicable securities laws, and as soon as practicable following the Effective Date. None of the Resulting Issuer, the Depository or the Broker will be liable for any loss arising out of any sale of such Affected Person's Shares including any loss relating to the manner or timing of such sales, the prices at which such Affected Person's Shares are sold or otherwise.  The Resulting Issuer and the Depository shall provide prior written notice of any intention to deduct or withhold under applicable Withholding Obligations from any distributions or payments otherwise payable to any Affected Person so as to give each such Affected Person the reasonable opportunity to provide the Resulting Issuer and the Depository with any information or documentation sufficient to reduce or eliminate such Withholding Obligations.

If the Resulting Issuer or the Depository deducts or withholds any amount (or any Post Continuation Shares) as the case may be pursuant to this Section 5.3, then:

(a) the Resulting Issuer or the Depository, as applicable, shall pay the full amount required to be deducted to the appropriate taxing authority on a timely basis and in accordance with applicable law; and

(b) as soon as practicable after payment of such amount to the appropriate taxing authority, the Resulting Issuer or the Depository, as applicable, shall deliver to the Affected Person the original or certified copy of a receipt issued by such taxing authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Affected Person.

The Depositary shall be entitled to refuse to deliver to holder of Post Arrangement Options or a holder of Post Arrangement Warrants the certificate representing such holder's Post Arrangement Options or Post Arrangement Warrants until such time as such holder has delivered to the Depositary duly completed documentation as the Depositary and the Resulting Issuer may determine are required under applicable United States tax legislation, including, without restriction, a Form W-9 or Notice of Nonrecognition.

Any agreement entered into in connection with the Depository's engagement shall require the Depository to take such actions that are set forth in this section.

5.4 Limitation and Proscription

To the extent that a holder of Post Continuation Shares not have complied with the provisions of Section 5.1 or 5.2 hereof on or before the date that is six (6) years after the Effective Date (the "final proscription date"), then such Post Continuation Shares that such holder was entitled to receive under this Plan of Arrangement shall be automatically cancelled without any repayment of capital or other consideration in respect thereof and such Post Continuation Shares to which such holder was entitled, shall be delivered to the Resulting Issuer by the Depository and certificates representing such Post Continuation Shares shall be cancelled by the Resulting Issuer, and the interest of the holder in such Post Continuation Shares to which it was entitled shall be terminated as of such final proscription date for no consideration.

5.5 No Liens

Any exchange, issuance or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens of any kind.

5.6 Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all Post Continuation Shares issued prior to the Effective Time; and (ii) the rights and obligations of the Post Continuation Shareholders, the Resulting Issuer, the Depository and any transfer agent or other Depository in relation thereto, shall be solely as provided for in this Plan of Arrangement.

ARTICLE 6
AMENDMENTS

6.1 Amendments to Plan of Arrangement

(a) The Parties reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided, however, that each such amendment, modification or supplement must be: (i) set out in writing; (ii) agreed to in writing by each of the Parties; (iii) filed with the Court and, if made following the Meeting, approved by the Court; and (iv) communicated to holders or former holders of Contact Stock if and as required by the Court.

(b) Subject to the provisions of the Interim Order, any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Parties prior to the Meeting; provided, however, that the Parties shall have consented thereto in writing, with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c) Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only if: (i) it is consented to in writing by the Parties; (ii) it is filed with the Court (other than amendments contemplated in Subsection 6.1(d), which shall not require such filing) and (iii) if required by the Court, it is consented to by Contact Stockholders voting or consenting, as the case may be, in the manner directed by the Court.

(d) Any amendment, modification or supplement to this Plan of Arrangement may be made by the Parties without the approval of or communication to the Court or the Contact Stockholders provided that it concerns a matter which, in the reasonable opinion of the Parties is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of the Contact Stockholders.

(e) This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

ARTICLE 7
FURTHER ASSURANCES

7.1 Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out therein.

SCHEDULE "B"
TO THE ARRANGEMENT AGREEMENT

Arrangement Resolution of 1299311 B.C. Ltd.

"The undersigned, being the sole shareholder of 1299311 B.C. Ltd.  (the "Company") hereby consents in writing to the following as a Special Resolution:

RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The arrangement (the "Arrangement") under Section 288 of the Business Corporations Act (British Columbia) (the "BCBCA") involving the Company and Contact Gold Corp. ("Contact") described and set forth in the plan of arrangement (the "Plan of Arrangement") provided to the undersigned  (as the Arrangement may be modified or amended), is hereby authorized, approved and adopted;

2. The Plan of Arrangement, as it may be or has been amended implementing the Arrangement, is hereby authorized, approved and adopted;

3. The Arrangement Agreement (the "Arrangement Agreement") between the Company and Contact dated as of April 20, 2021, and all the transactions contemplated therein and the actions of the directors of the Company in approving the Arrangement and the actions of the officers of the Company in executing and delivering the Arrangement Agreement and any amendments thereto are hereby ratified and approved;

4. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the undersigned, or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of the Company are hereby authorized and empowered, without further notice to, or approval of, the undersigned:

(a) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or the Plan of Arrangement; or

(b) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement; and

5. Any one or more directors or officers of the Company is hereby authorized, for and on behalf and in the name of the Company, to execute and deliver, whether under the corporate seal of the Company or not, all such agreements, forms, waivers, notices, certificates, confirmations and other documents and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Arrangement Agreement and the completion of the Plan of Arrangement in accordance with the terms of the Arrangement Agreement, including:

(a) all actions required to be taken by or on behalf of the Company, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

(b) the signing of the certificates, consents and other documents or declarations required under the Arrangement Agreement or otherwise to be entered into by the Company;

such determination to be conclusively evidenced by the execution and delivery of such document or the doing of any such act or thing."

B - 1

SCHEDULE "C"
TO THE ARRANGEMENT AGREEMENT

Arrangement Resolution of Contact Gold Corp.

"RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The arrangement (the "Arrangement") under Section 288 of the Business Corporations Act (British Columbia) (the "BCBCA") involving the Contact Gold Corp. (the "Company") Company and 1299311 B.C. Ltd  ("BC Amalco") described and set forth in the plan of arrangement (the "Plan of Arrangement") provided to the undersigned  (as the Arrangement may be modified or amended), is hereby authorized, approved and adopted;

2. The Plan of Arrangement, as it may be or has been amended implementing the Arrangement, is hereby authorized, approved and adopted;

3. The Arrangement Agreement (the "Arrangement Agreement") between the Company and BC Amalco dated as of April 20, 2021, and all the transactions contemplated therein and the actions of the directors of the Company in approving the Arrangement and the actions of the officers of the Company in executing and delivering the Arrangement Agreement and any amendments thereto are hereby ratified and approved;

4. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the undersigned, or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of the Company are hereby authorized and empowered, without further notice to, or approval of, the undersigned:

(a) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or the Plan of Arrangement; or

(b) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement; and

5. Any one or more directors or officers of the Company is hereby authorized, for and on behalf and in the name of the Company, to execute and deliver, whether under the corporate seal of the Company or not, all such agreements, forms, waivers, notices, certificates, confirmations and other documents and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Arrangement Agreement and the completion of the Plan of Arrangement in accordance with the terms of the Arrangement Agreement, including:

(a) all actions required to be taken by or on behalf of the Company, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

(b) the signing of the certificates, consents and other documents or declarations required under the Arrangement Agreement or otherwise to be entered into by the Company;

such determination to be conclusively evidenced by the execution and delivery of such document or the doing of any such act or thing."

C - 1

SCHEDULE "D"
TO THE ARRANGEMENT AGREEMENT

Continuation Resolutions of Contact Gold Corp. Stockholders

BE IT RESOLVED AS A RESOLUTION THAT:

1. The Stockholders hereby approve the conversion of Contact Gold Corp. (the "Company") from a Nevada corporation into British Columbia to become a British Columbia corporation (as Contact Gold Corp. (Canada)), subject to the provisions of the Business Corporations Act (British Columbia) (the "BCBCA"), pursuant to Division 8 of Part 9 of the BCBCA and Sections 92A.105 and 92A.195 of the Nevada Revised Statutes, as contemplated by the plan of conversion in substantially the same form as attached as Schedule E to the Arrangement Agreement (the "Continuation").

2. The Articles of Contact Gold Corp. (Canada), in substantially the same form attached to the Information Circular as Schedule B are hereby adopted and approved as the articles of the Contact Gold Corp. (Canada) at the effective time of the Continuation.

3. Any one or more directors or officers of the Company is hereby authorized, for and on behalf and in the name of the Company, to execute and deliver, whether under the corporate seal of the Company or not, all such agreements, forms, waivers, notices, certificates, confirmations and other documents and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions and to consummate the Continuation, including:

(a) all actions required to be taken by or on behalf of the Company, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

 (b) the signing of the certificates, consents and other documents or declarations required or otherwise to be entered into by the Company;

such determination to be conclusively evidenced by the execution and delivery of such document or the doing of any such act or thing..

4. Any and all actions heretofore taken by the officers of the Company prior to the date of the resolutions adopted hereby that are within the authority conferred by such resolutions are hereby approved, ratified and confirmed as the acts and deeds of the Company.

D - 1

SCHEDULE "E"
TO THE ARRANGEMENT AGREEMENT

Plan of Conversion

Under Section 92A.105 of the Nevada Revised Statutes

This Plan of Conversion is entered into under the terms of the Arrangement Agreement by and among Contact Gold Corp. and 1299311 B.C. Ltd. dated April 20, 2021 (the "Arrangement Agreement").  This Plan of Conversion is authorized under Section 92A.105 of the Nevada Revised Statutes ("NRS") and Section 302 of the Business Corporations Act (British Columbia), and the regulations made thereunder (the "BCBCA").

1.1 Definitions

In this Plan of Conversion, unless the context otherwise requires, capitalized terms used but not defined shall have the meanings ascribed to them below:

"Articles of Conversion" means the articles of conversion to be filed with the Secretary of State of the State of Nevada by the Resulting Entity in accordance with Section 92A.205(2) of the NRS to effect the Conversion;

"BCBCA" means the Business Corporations Act (British Columbia), and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

"BCBCA Filing" means the filings under the BCBCA to effect the Conversion;

"Contact Nevada" or "Constituent Entity" means Contact Gold Corp., a corporation existing under the laws of the State of Nevada, prior to the Continuation;

"Contact DSUs" means the issued and outstanding deferred share units to receive shares of Common Stock of Contact Nevada or the fair market value thereof;

"Contact Options" means the issued and outstanding options exerciseable to purchase shares of Contact Stock;

"Contact RSUs" means the issued and outstanding restricted share units to receive shares of Common Stock of Contact Nevada;

"Contact Securities" means the Contact Stock, Contact Options and Contact Warrants;

"Contact Stock" means the shares of common stock of Contact Nevada;

"Contact Stockholder" means a registered holder of Contact Stock;

"Contact Stockholder Approval" means stockholder approval of the Plan of Conversion in accordance with Section 92A.120 of the NRS;

"Contact Warrants" means the issued and outstanding stock purchase warrants exerciseable to purchase shares of Contact Stock;

"Conversion" means the conversion of Contact Nevada from the jurisdiction of the State of Nevada to the Province of British Columbia pursuant to Section 302 of the BCBCA and Sections 92A.105 and 92A.195 of the NRS;

"Dissent Rights" means the rights of dissent exercisable by the Contact Stockholders in respect of the Conversion pursuant to Section 92A.380 of the NRS;

"Dissenting Shareholder" means a Contact Stockholder who validly dissented in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for their Contact Stock;

"Effective Date" means the date set forth in the Articles of Conversion or, as applicable, the date the Articles of Conversion are filed with the Secretary of State of the State of Nevada;

"Effective Time" means the time set forth in the Articles of Conversion or, as applicable, the date the Articles of Conversion are filed with the Secretary of State of the State of Nevada;

"NRS" means the Nevada Revised Statutes and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

"Plan of Conversion" means this Plan of Conversion;

"Resulting Entity" means Contact Gold Corp., a corporation continued under the Section 302 of the BCBCA and converted under Sections 92A.105 and 92A.195 of the NRS, from Nevada to British Columbia, as result of the Conversion;

"Resulting Entity Articles" means the articles and notice of articles of the Resulting Entity in the form attached hereto as Exhibit A;

"Resulting Entity Common Shares" means the common shares of the Resulting Entity;

"Resulting Entity DSU" means deferred share units to receive Resulting Entity Common Shares or the fair market value therof;

"Resulting Entity Options" means options exercisable to acquire Resulting Entity Common Shares on the same terms as the Contact Options deemed converted under the Plan of Conversion;

"Resulting Entity RSU" means deferred share units to receive Resulting Entity Common Shares;

"Resulting Entity Warrants" means warrants exercisable to acquire Resulting Entity Common Shares on the same terms as the Contact Warrants deemed converted under the Plan of Conversion; and

"Termination" means the termination of the Conversion in accordance with Section 92A.170 of the NRS;

1.2 Plan of Conversion

This Plan of Conversion, shall, without any further act or formality required on the part of any person, except as expressly provided herein, become effective on the following terms:

(a) The name of the Constituent Entity is Contact Gold Corp., a Nevada corporation.

(b) The proposed name for the Resulting Entity is Contact Gold Corp.

(c) The Constituent Entity is governed under the NRS and the laws of the State of Nevada.

(d) The Resulting Entity will be governed under the BCBCA and the laws of the Province of British Columbia.

(e) The Conversion will be subject to Contact Stockholder Approval.

(f) Contact Stockholders shall be provided notice of the Dissent Rights.

(g) Each Dissenting Shareholder who exercises Dissent Rights in the manner required by Section 92A.400 to 92A.480, inclusive, shall be entitled to fair value with respect to such Dissenting Shareholder's Contact Stock.

(h) On the Effective Date, commencing at the Effective Time, without any further act or formality:

(i) each share of Contact Stock, except shares of Contact Stock held by Dissenting Shareholder, shall be deemed to be converted into a Resulting Entity Common Share;

(ii) each Contact Option shall be deemed to be converted into a Resulting Entity Option;

(iii) each Contact Warrant shall be deemed to be converted into a Resulting Entity Warrant;

(iv) each Contact DSU shall be deemed to be converted into a Resulting Entity DSU; and

(v) each Contact RSU shall be deemed to be converted into a Resulting Entity RSU..

(i) On the Effective Date, commencing at the Effective Time, without any further act or formality, the Resulting Entity Articles will be the articles of the Resulting Entity.

(j) On the Effective Date, commencing at the Effective Time, without any further act or formality, the Resulting Entity Bylaws will be the bylaws of the Resulting Entity.

(k) Notwithstanding the foregoing, this Plan of Conversion is subject to Termination.

Exhibit "A"
To Plan of Conversion

Please see Exhibit "A" to Schedule "B"